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Exhibit 2.1(b)

AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") dated as of November 3, 2006, among MetroPCS Wireless, Inc., a Delaware corporation ("MetroPCS Wireless"), MetroPCS IV, Inc., a Delaware corporation ("MetroPCS IV"), MetroPCS III, Inc., a Delaware corporation ("MetroPCS III"), MetroPCS II, Inc., a Delaware corporation ("MetroPCS II"), and MetroPCS, Inc., a Delaware corporation ("MetroPCS", and collectively with MetroPCS IV, MetroPCS III and MetroPCS II, the "Merged Entities").

WITNESSETH:

        WHEREAS, the parties desire to merge the Merged Entities with and into MetroPCS Wireless, with MetroPCS Wireless surviving, pursuant to the terms and conditions of this Agreement (the "Merger"); and

        WHEREAS, the Merger has been approved by each of MetroPCS Wireless, MetroPCS IV, MetroPCS III, MetroPCS II and MetroPCS in accordance with the laws of the jurisdiction under which each is organized and their respective constituent documents.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

ARTICLE I
MERGER AND NAME OF SURVIVING CORPORATION

        (a)   The parties to the Merger are (i) MetroPCS Wireless, (ii) MetroPCS, (iii) MetroPCS II, (iv) MetroPCS III and (v) MetroPCS IV.

        (b)   The entity surviving the Merger is MetroPCS Wireless, which will continue its existence as a corporation governed by the laws of the State of Delaware (the "Surviving Corporation").

        (c)   The certificate of incorporation of MetroPCS Wireless in effect immediately before the Merger will not be amended, restated or otherwise affected by the Merger and shall be the certificate of incorporation of the Surviving Corporation until such time as it may be amended in accordance with applicable law.

        (c)   As provided in the Certificate of Merger to be filed with the Secretary of State of the State of Delaware, attached hereto as Exhibit A, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware will be the Merger's effective time (the "Effective Time").

        (d)   At the Effective Time:

          (1)   the property, real, personal and mixed, of each of the Merged Entities will vest in the Surviving Corporation, and the debts, liabilities and obligations of each of the Merged Entities will be the debts, liabilities and obligations of the Surviving Corporation; and

          (2)   without any action on the part of the Merged Entities, MetroPCS Wireless or any other person or entity, all of the outstanding shares of Common Stock of the Merged Entities that are issued and outstanding immediately prior to the Effective Time, shall by virtue of the Merger be automatically canceled. At the Effective Time, without any action on the part of Merged Entities, MetroPCS Wireless or any other person or entity, all outstanding shares of Common Stock of MetroPCS Wireless in existence immediately before the Effective Time will be unaffected and unimpaired by the Merger and remain outstanding.

        (e)   The Surviving Corporation will be responsible for the payment of all fees and taxes, if any, of MetroPCS Wireless or any of the Merged Entities relating to the Merger.

        (f)    The Merged Entities, MetroPCS Wireless and MetroPCS Communications, Inc., a Delaware corporation and indirect parent of the Merged Entities and Wireless, intend that the Merger be a tax free reorganization under the Internal Revenue Code of 1986, as amended from time to time.

        (g)   The Merged Entities and MetroPCS Wireless intend to treat the ordering of the Merger as occurring first with MetroPCS, followed by MetroPCS II, followed by MetroPCS III and ending with MetroPCS IV.

ARTICLE II
MISCELLANEOUS

        (a)   This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of law provisions that would result in the application of the laws of any other jurisdiction.

        (b)   Each of the parties will take all such lawful action as may be necessary or appropriate to effect the transactions described in this Agreement. If at any time the Surviving Corporation considers or is advised that any further assignment, assurance or other action is necessary or desirable to vest in the Surviving Corporation the title to any property or right of each of the Merged Entities or otherwise to carry out the purposes of this Agreement, the proper officers or representatives of each of the Merged Entities will execute and make all such proper assignments or assurances and take such other actions. The proper officers or representatives of the Surviving Corporation are authorized in the name of each of the Merged Entities or otherwise, to take any and all such action.

[Remainder of page intentionally left blank; signature page follows.]

2

        IN WITNESS WHEREOF, the undersigned have caused this Agreement and Plan of Merger to be executed as of the date first written above.

METROPCS WIRELESS, INC.
By:	/s/ ROGER D. LINQUIST Roger D. Linquist President and Chief Executive Officer
METROPCS, INC.
By:	/s/ ROGER D. LINQUIST Roger D. Linquist President and Chief Executive Officer
METROPCS II, INC.
By:	/s/ ROGER D. LINQUIST Roger D. Linquist President and Chief Executive Officer
METROPCS III, INC.
By:	/s/ ROGER D. LINQUIST Roger D. Linquist President and Chief Executive Officer
METROPCS IV, INC.
By:	/s/ ROGER D. LINQUIST Roger D. Linquist President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Exhibit A

CERTIFICATE OF MERGER

MERGING

METROPCS IV, INC.
METROPCS III, INC.
METROPCS II, INC.
METROPCS, INC.

(each a Delaware Corporation)

WITH AND INTO

METROPCS WIRELESS, INC.

(a Delaware Corporation)

        Pursuant to the Delaware General Corporation Law (the "DGCL"), MetroPCS Wireless, Inc., a Delaware corporation ("MetroPCS Wireless"), certifies as follows:

        FIRST: The name and state of jurisdiction of incorporation of each of the constituent corporations that are to merge are as follows:

Name	State of Domicile
MetroPCS Wireless, Inc.	Delaware
MetroPCS IV, Inc.	Delaware
MetroPCS III, Inc.	Delaware
MetroPCS II, Inc.	Delaware
MetroPCS, Inc.	Delaware

        SECOND: An Agreement and Plan of Merger (the "Merger Agreement") between MetroPCS Wireless, MetroPCS IV, Inc. ("MetroPCS IV"), MetroPCS III, Inc. ("MetroPCS III"), MetroPCS II, Inc. ("MetroPCS II") and MetroPCS, Inc. ("MetroPCS" and collectively with, MetroPCS Wireless, MetroPCS IV, MetroPCS III, MetroPCS II, the "Constituent Corporations"), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 of the DGCL providing for the merger of MetroPCS IV, MetroPCS III, MetroPCS II and MetroPCS with and into MetroPCS Wireless, with MetroPCS Wireless being the surviving corporation (the "Merger").

        THIRD: The name of the surviving corporation of the Merger is MetroPCS Wireless, Inc.

        FOURTH: The certificate of incorporation of MetroPCS Wireless in effect immediately prior to the Merger will not be amended, restated or otherwise affected by the Merger and will be the certificate of incorporation of the Surviving Corporation until such time as it may be amended, modified or otherwise changed in accordance with applicable law.

        FIFTH: The executed Merger Agreement is on file at the principal place of MetroPCS Wireless, the address of which is 8144 Walnut Hill Lane, Suite 800, Dallas, Texas 75231.

        SIXTH: A copy of the Merger Agreement will be furnished by MetroPCS Wireless, on request and without cost, to any stockholder of the Constituent Corporations.

        SEVENTH: The Merger will become effective at the time of filing with the Secretary of State of the State of Delaware.

[Remainder of page intentionally left blank; signature page follows.]

Exhibit A-1

        IN WITNESS WHEREOF, MetroPCS Wireless has caused this Certificate of Merger to be duly executed on November     , 2006.

METROPCS WIRELESS, INC.
By:	Roger D. Linquist President and Chief Executive Officer

Exhibit A-2

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AGREEMENT AND PLAN OF MERGER
WITNESSETH
ARTICLE I MERGER AND NAME OF SURVIVING CORPORATION
ARTICLE II MISCELLANEOUS
CERTIFICATE OF MERGER MERGING METROPCS IV, INC. METROPCS III, INC. METROPCS II, INC. METROPCS, INC. (each a Delaware Corporation) WITH AND INTO METROPCS WIRELESS, INC. (a Delaware Corporation)